UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (January 18, 2024)

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2024, The Goodyear Tire & Rubber Company (the “Company”) announced that Mark Stewart will become Chief Executive Officer and President and a member of the Board of Directors of the Company (the “Board”), effective January 29, 2024. Mr. Stewart succeeds Richard J. Kramer, who will become Senior Advisor to the CEO, also effective January 29, 2024 until his retirement on July 31, 2024.

In addition, Mr. Kramer will retire as a Director and Chairman of the Board and Ms. Laurette T. Koellner, the Board’s independent Lead Director, has been elected Chairman of the Board, all effective January 29, 2024.

Mr. Stewart, 56, joins the Company from Stellantis N.V., a leading global automaker and provider of innovative mobility solutions, where he served as Chief Operating Officer of North America and a member of the Group Executive Council from December 2018 to January 2024.

A copy of the news release announcing these changes, which includes some additional biographical information about Mr. Stewart, is attached hereto as Exhibit 99.1.

Mr. Stewart will receive an annual base salary of $1,400,000 and will participate in the Company’s Executive Annual Incentive Plan, with a target annual incentive of 160% of his annual base salary, and the Company’s long-term incentive program, with a 2024 grant value of $9,000,000.

Mr. Stewart will also receive (1) a one-time signing bonus of $8,560,000, paid 50% in cash and 50% in fully-vested Company common stock and (2) a one-time long-term incentive award with a grant value of $11,415,000, delivered $9,805,000 in performance share units and $1,610,000 in restricted stock units, in replacement of forfeited awards at his prior employer. Mr. Stewart will be required to repay these amounts if his prior employer pays any portion of these values to him.

Mr. Stewart will be eligible to participate in the Company’s Defined Contribution Excess Benefit Plan to the extent his annual base salary and annual incentive payments exceed IRS limitations and will be eligible for a Performance Based Benefit under that plan. He will also be a participant in the Executive Severance and Change in Control Plan, with a severance multiple of 2.0x salary plus target annual incentive, as well as the other benefit plans and programs that generally are available to the Company’s executive officers and associates.

Mr. Stewart’s compensation arrangements are described in a Letter Agreement, a copy of which is attached hereto as Exhibit 10.1. The description of his compensation arrangements is qualified in its entirety by reference to that exhibit.

Item 9.01	Financial Statements and Exhibits.

10.1	Letter Agreement, dated December 14, 2023, between the Company and Mark Stewart

99.1	News release, dated January 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: January 18, 2024	By	/s/ Daniel T. Young
Daniel T. Young
Secretary